Exhibit 99.3

CORVUS GOLD INC.

(the “Company”)

Request for Annual and/or Interim Financial Statements and related Management’s
Discussion and Analysis

National Instrument 51-102 requires the Company to send annually to the registered holders and beneficial owners of its securities (“Securityholders”) a form to allow Securityholders to request a copy of the Company’s annual financial statements and related Management’s Discussion and Analysis (“MD&A”), interim financial statements and related MD&A, or both. If you wish to receive such mailings, please complete and return this form to:

CORVUS GOLD INC.

Suite 2300 – 1177 West Hastings Street

Vancouver, BC V6E 4A2

The undersigned Securityholder hereby elects to receive:

☐	Interim Financial Statements for the first quarter ended August 31, 2014, second quarter ended November 30, 2014 and third quarter ended February 28, 2015, and the related MD&A;

☐	Annual Financial Statements for the fiscal year ended May 31, 2015 and related MD&A; or

☐	BOTH – Interim Financial Statements and related MD&A and the Annual Financial Statements and related MD&A.

Please note that a request form will be mailed each year and Securityholders must return such form each year in order to receive the documents indicated above.

Name:

Address:

Postal Code:

I confirm that I am a registered/beneficial (circle one) shareholder of the Company.

Signature of
Securityholder:	Date:

CUSIP: 221013105